Exhibit 5.1

811 Main Street, Suite 2500 | Houston, TX 77002 | T 713.821.7000 | F 713.821.7001
Holland & Knight LLP | www.hklaw.com

September 2, 2025

MIND Technology, Inc.
2002 Timberloch Place, Suite 500
The Woodlands, Texas 77380

Re:	Registration Statement on Form S-3 (File No. 333-286763)

Ladies and Gentlemen:

We have acted as counsel to MIND Technology, Inc., a Delaware corporation (the “Company”), in connection with the proposed public offering and sale of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $25,000,000, pursuant to:

(i)          the Sales Agreement dated August 28, 2025 (the “Sales Agreement”) between the Company and Lucid Capital Markets, LLC, as agent, and

(ii)          the Company’s registration statement on Form S-3 (File No. 333-286763) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2025 (the “Registration Statement”), including the form of prospectus therein (including the documents incorporated by reference therein, the “Base Prospectus”), and a prospectus supplement dated September 2, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the “at-the-market” offering from time-to-time of the Shares contemplated by the Sales Agreement. We understand that the Shares are to be offered and sold in the manner set forth in the Registration Statement and the Prospectus. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)         The Sales Agreement.

(ii)         The Registration Statement.

(iii)         The Prospectus Supplement.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia | Portland
Richmond | San Francisco | Seattle | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

MIND Technology, Inc.
September 2, 2025

We have also examined originals or copies of the organizational documents and such other records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i)         The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)         The authenticity of the originals of the documents submitted to us.

(iii)         The conformity to authentic originals of any documents submitted to us as copies.

(iv)         As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)         That the offer and sale of Shares under the Sales Agreement complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Sales Agreement.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Sales Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Sales Agreement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof, and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

MIND Technology, Inc.
September 2, 2025

We consent to the reference to this firm in the Prospectus under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the offering. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted, /s/ Holland & Knight LLP HOLLAND & KNIGHT LLP